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                                  [LETTERHEAD]





June 5, 2001

Securities and Exchange Commission
Washington, D.C. 20549

RE:      World Cyberlinks, Corp.
         SEC File No. 0-32533

Ladies and Gentlemen:

We have read Item 3 of the Form 10-SB of World Cyberlinks, Corp. dated June 5, 2001. We agree with the statements made in Item 3 relative to our firm.

Very truly yours,

/s/Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP